UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2013

UNITED COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 West Federal Street, Youngstown, Ohio 44503-1203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 742-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On August 27, 2013, United Community Financial Corp. (“UCFC”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”). At the close of business on July 15, 2013, the voting record date, there were 50,193,288 UCFC common shares outstanding and entitled to vote. At the Annual Meeting, 38,349,028, or 76.4%, of the outstanding common shares entitled to vote were represented by proxy or in person.

(b)(i) Directors elected at the Annual Meeting for a three year term to expire at the 2016 Annual Meeting of Shareholders:

	Number of Votes Cast:
	For	Withheld	Broker Non-Votes
Patrick W. Bevack	29,665,247	1,537,239	7,146,542
Scott N. Crewson	29,545,014	1,657,472	7,146,542

Other directors whose term of office continued after the Annual Meeting:

Marty E. Adams

Richard J. Buoncore

Lee J. Burdman

Scott D. Hunter

Richard J. Schiraldi

David C. Sweet

(ii) With respect to the advisory vote to approve the compensation of UCFC’s named executive officers as disclosed in the proxy statement for the Annual Meeting:

Number of Votes Cast:
For	Against	Abstain	Broker Non-Votes
28,714,128	2,126,247	362,111	7,146,542

(iii) With respect to the advisory vote regarding whether the advisory vote on the executive compensation of UCFC’s named executive officers should be presented to the shareholders every one, two or three years:

Number of Votes Cast:
1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
23,735,030	1,666,308	4,911,675	889,473	7,146,542

(iv) Ratification of the selection of Crowe Horwath LLP, certified public accountants, as the auditors of UCFC for the current fiscal year:

Number of Votes Cast:
For	Against	Abstain	Broker Non-Votes
37,562,128	545,767	241,133	N/A

(d) At the Annual Meeting, the UCFC shareholders recommended, on an advisory basis, that future advisory votes on executive compensation should be held every year. Consistent with the shareholder recommendation, the Board of Directors of UCFC has determined that it will hold an advisory vote on executive compensation every year. UCFC is required to hold such shareholder advisory votes on the frequency interval every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.

By:	/s/ Jude J. Nohra
Jude J. Nohra, General Counsel & Secretary

Date: August 28, 2013